Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact: Bryan Hurst

Office: 617-346-7438

Mobile: 857-207-2086  bhurst@sovereignbank.com

Sovereign Bank  Approved  for  a  National  Bank  Charter

Boston (November 14, 2011) – Sovereign Bank, a wholly-owned indirect subsidiary of Banco Santander, S.A. announced today that it has received  formal approval from federal regulators to convert from a savings bank to a national bank. Additionally, Santander Holdings USA, Inc., which directly owns Sovereign Bank, has received approval to become a bank holding company. The respective conversions will take effect in early 2012.

The conversion to a National Bank charter is just one of several major initiatives underway to strengthen Sovereign and Santander’s position in the United States.

The shift to a National Bank provides Sovereign  with greater flexibility to meet the financial needs of more clients and customer segments, including in particular, large corporations. To support the Bank’s continued growth, Sovereign has been making significant investments to implement Santander’s state-of-the-art information technology platform.

“We are very pleased to have received approval  to convert to a National Bank,” said Jorge Morán, Sovereign Bank President and CEO and Santander U.S. Country Head.  “This is a significant step in our strategic  growth plans and will allow us to provide more and better services to our customers and clients.”

About Santander Holdings USA, Sovereign and Banco Santander

Santander Holdings USA, Inc. (SAN.MC, STD.N) is a wholly owned  subsidiary of Banco Santander, S.A., and wholly  owns Sovereign  Bank and Santander  Consumer  USA. Banco Santander is a retail and commercial bank, headquartered in Spain,  with a presence in 10 main markets: Spain, Portugal, Germany, the UK, Poland, Brazil, Mexico, Chile, Argentina and the U.S. Founded in 1857, Santander more than 100 million customers, 14,709 branches – more than any other international bank – and more than 190,000 employees. For more information on Santander, visit http://www.santander.com.

Sovereign Bank is a financial institution with principal markets in the northeastern United States. Sovereign has more than 700 branches, nearly 2,300 ATMs, and approximately 8,000 team members. For more information on Sovereign Bank, visit http://www.sovereignbank.com  or call  877-SOV-BANK.

Cautionary  Statement  Regarding Forward-Looking Information

Santander Holdings USA, Inc., Banco Santander,  S.A. and Sovereign Bank caution that this press  release  contains forward-looking  statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking  statements include, without  limitation, statements concerning our future business  development and the impact of Sovereign  Bank’s charter conversion.  While these forward-looking statements  represent our judgment and future expectations  concerning the development of our business, a number of risks,  uncertainties and other important factors  could cause actual developments to differ materially from our expectations.  These factors include, but are not limited to: (1) general market, macro-economic, governmental  and regulatory trends; (2) movements in local and international securities markets, currency exchange rates, and interest rates; (3) competitive pressures; (4) technological developments; and (5) changes in the financial position or credit worthiness of our customers, obligors and  counterparties. The risk factors and other key factors indicated in our past and future filings and reports, including those with the U.S. Securities and Exchange  Commission, could adversely affect the development  of our business. Other unknown  or unpredictable factors could cause actual  developments to differ materially from those in the forward-looking  statements. The information contained in this presentation is subject to, and must be read in conjunction  with, all other publicly  available information. Any person at any  time acquiring securities  must do so only on the basis of such person's own judgment as to the merits or the suitability of the securities for its purpose and only on such information as is contained in such public information having taken all such professional or other advice as it  considers necessary or appropriate in the circumstances and not in reliance on the information contained in the presentation.

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